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                                             EXHIBIT 10.46





























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                          Amendment No. 1 to the
                   Harman International Industries, Inc.
                        Deferred Compensation Plan

Pursuant to action by the Board of Directors, the Harman International Industries, Inc. Deferred Compensation Plan, as amended and restated effective June 1, 1997 (the "Plan"), is hereby amended in the following respects. Each such change is effective October 1, 1999, unless another date is expressly provided.

1. Section 1.9 of the Plan, which defines "Change in Control," shall be amended to read as follows:

"Change in Control" shall mean the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding Voting Stock of the Company; provided, however, that for purposes of this Section 1.9(i), t he following acquisitions shall not constitute a Change in Control: (A) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in Section 1.9(ii), below), (B) any acquisition by the Company or a Subsidiary of Voting Stock of the Company, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 1.9(iii), below; or

(ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director after the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent
Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election


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contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding share of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business
Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and
(C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 1.9(iii).

(v) For purposes of this Section 1.9: "Board" shall mean the Board of Directors of the Company; "Director" shall mean a member of the Board; "Subsidiary" shall mean an entity in which the Company, directly or indirectly, beneficially owns 50% or more of the outstanding Voting
Stock; and "Voting Stock" shall mean securities entitled to vote generally in the election of directors.

2. Section 3.8(d) of the Plan, which could restrict full vesting upon a Change of Control due to issues under Code Section 280G, shall be deleted.

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3.  Section 16.9 of the Plan shall be amended by substituting "Delaware"
for "California" therein.

Executed this 1st day of October, 1999, but effective as provided above.

HARMAN INTERNATIONAL INDUSTRIES, INC.


By:    /s/ Frank Meredith
      -------------------------
        Frank Meredith
Title:  Vice President - Finance and
        Administration, Chief Financial
        Officer and Secretary









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